UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 14, 2013

Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On March 18, 2013, Fortress International Group, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Mr. Gerard J. Gallagher, the President and Chief Operating Officer of the Company, in order to amend that certain Convertible Promissory Note, dated January 19, 2007, as amended by that certain Agreement, dated August 26, 2008, and as further amended by that certain Amendment to Convertible Promissory Note, dated February 28, 2010 (collectively, the “Note”). The Note was issued by the Company to Mr. Gallagher as consideration in connection with the Company’s acquisition of VTC, L.L.C. and Vortech, LLC on January 19, 2007.

The Letter Agreement extends the maturity date of the Note from April 1, 2014 to July 1, 2014. All other provisions of the Note remain in full force and effect, including that a regularly scheduled principal payment in the amount of $125,000 is due and owing on April 1, 2014. A copy of this Letter Agreement is filed as an exhibit to this Current Report and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2013, the Board of Directors of the Company (the “Board”) approved the Fortress Innternational Group Annual Incentive Plan (the “Plan”). The purpose of the Plan is to grant cash bonus awards to certain key employees, which may include executive officers of the Company, in order to provide competitive incentive compensation and enhance individual and Company performance. The Plan will be administered by the Compensation Committee (the “Committee”) of the Board and determinations by the Committee are final, conclusive and binding on all parties.

Participation in the Plan shall be limited to selected key employees who the Committee has determined have a significant influence on the Company’s annual performance. At the beginning of each performance period, the Committee shall establish performance goals applicable to the Company and each participant in the Plan. Awards made under the Plan will be based on attainment of the established performance goals and made at the discretion of the Committee. Awards shall be paid after the performance goals have been achieved, but no later than the fifteenth day of the third month immediately following the end of a performance period. The Plan may be amended or discontinued by the Company at any time. If a participant ceases to be a regular full-time employee of the Company for any reason, all awards not yet paid under the Plan will be canceled, provided that the Committee may, in its sole discretion, consider whether to make an award. The Plan is unfunded and unsecured. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan filed as an exhibit to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Letter Agreement, dated as of March 18, 2013, between the Company and Gerard J. Gallagher.
99.2	Fortress International Group Annual Incentive Plan, effective as of March 14, 2013.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Kenneth D. Schwarz
Kenneth D. Schwarz
Chief Financial Officer

Date: March 19, 2013